Exhibit 99.1

NEWS RELEASE

FOR FURTHER INFORMATION:

PHIL LYNCH	BEN MARMOR
VICE PRESIDENT	ASSISTANT VICE PRESIDENT
DIRECTOR CORPORATE	DIRECTOR INVESTOR
COMMUNICATIONS	RELATIONS
AND PUBLIC RELATIONS
502-774-7928	502-774-6691
FOR IMMEDIATE RELEASE
BROWN-FORMAN DECLARES QUARTERLY CASH DIVIDEND
     LOUISVILLE, KY, May 28, 2009 — Brown-Forman’s Board of Directors declared a regular quarterly cash dividend of $0.2875 cents per share on Class A and Class B Common Stock.
     Stockholders of record on June 8, 2009 will receive the cash dividend on July 1, 2009.
     Brown-Forman has paid regular quarterly cash dividends for 63 consecutive years.
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